EXHIBIT 23.2

CONSENT OF INDEPENDENT AUDITOR

We consent to the inclusion in this Registration Statement of Orrstown Financial Services, Inc. on Form S-4, of our report dated January 28, 2005 appearing in the Annual Financial Statements of The First National Bank of Newport for the year ended December 31, 2004, and to the reference to us under the heading “Experts” in such Registration Statement.

/S/Smith Elliott Kearns & Company, LLC

     Smith Elliott Kearns & Company, LLC

Chambersburg, Pennsylvania

January 16, 2006